UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 29, 2015
NEWELL RUBBERMAID INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Glenlake Parkway
Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (770) 418-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 2.02. Results of Operations and Financial Condition
Item 2.05. Costs Associated With Exit or Disposal Activities
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX

Item 2.02. Results of Operations and Financial Condition
On May 1, 2015, Newell Rubbermaid Inc. (the “Company”) issued a press release to report the Company’s earnings for the fiscal quarter ended March 31, 2015, which is attached to this report as Exhibit 99.1.
The information in this Item 2.02 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, regardless of any general incorporation language in such filing.
Item 2.05. Costs Associated With Exit or Disposal Activities
On April 29, 2015, the Company committed to a further expansion of Project Renewal (the “April 2015 Expansion”), a program initially launched in October 2011 to reduce the complexity of the organization and increase investment in growth platforms within the business. Under Project Renewal, the Company is simplifying and aligning its businesses around two key activities - Brand & Category Development and Market Execution & Delivery. Pursuant to the program, the Company eliminated its operating groups and consolidated 13 global business units into five business segments.  Pursuant to an expansion of Project Renewal in October 2014, the Company is: (i) further streamlining its supply chain function, including reducing overhead and realigning the supply chain management structure; (ii) investing in value analysis and value engineering efforts to reduce product and packaging costs; (iii) reducing operational and manufacturing complexity in its Writing segment; and (iv) further streamlining its distribution and transportation functions.  Under the April 2015 Expansion, the Company plans to implement additional activities designed to further streamline business partnering functions (e.g., Finance/IT, Legal and Human Resources), optimize global selling and trade marketing functions and rationalize the Company’s real estate portfolio.
The April 2015 Expansion is expected to generate annualized incremental cost savings of approximately $150 million when fully implemented by the end of 2017. The majority of these savings are intended to be reinvested in the business to strengthen brand building and selling capabilities in priority markets around the world. In connection with the April 2015 Expansion, the Company expects to incur $150 million of additional costs.  The additional costs include incremental cash costs of approximately $135 million, including pretax restructuring charges in the range of $125 million to $135 million, a majority of which are expected to be facility exit costs and employee-related cash costs, including severance, retirement, and other termination benefits.

Cumulative costs of the expanded Project Renewal are now expected to be $690 million to $725 million pretax, with cash costs of $645 million to $675 million. Project Renewal in total is expected to generate annualized cost savings of approximately $620 million to $675 million by the end of 2017, with savings of $270 million to $325 million expected by the end of the first half of 2015.
Item 9.01. Financial Statements and Exhibits
(c) Exhibits

Exhibit Number	Description
99.1	Press Release, dated May 1, 2015, issued by Newell Rubbermaid Inc., and Additional Financial Information

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWELL RUBBERMAID INC.
Date: May 1, 2015	By:	/s/ John K. Stipancich

John K. Stipancich
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated May 1, 2015, issued by Newell Rubbermaid Inc., and Additional Financial Information